Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT




   Board of Directors and
     Shareholders
   OSB Financial Corp.


   We consent to the incorporation by reference in this Current Report of FCB Financial Corp. on Form 8-K of our report dated January 14, 1997, with respect to the consolidated financial statements of OSB Financial Corp. included in the Joint Proxy Statement/Prospectus dated March 12, 1997, of FCB Financial Corp. and OSB Financial Corp.


                                      /s/ Wipfli Ullrich Bertelson LLP
                                      Wipfli Ullrich Bertelson LLP


   May 9, 1997
   Green Bay, Wisconsin